Exhibit 99.4

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Eastern time, [ ], 2019 (and 1:00 a.m., Eastern time, [ ], 2019 for SunTrust Banks, Inc. 401(k) Plan participants).

Online Go to www.investorvote.com/STI or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at
www.investorvote.com/STI

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A	Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	To approve the Amended Agreement and Plan of Merger, dated as of February 7, 2019, as amended as of June 14, 2019 (as further amended from time to time, the “Merger Agreement”), by and between BB&T Corporation, a North Carolina corporation, and SunTrust Banks, Inc., a Georgia corporation (“SunTrust”) (the “SunTrust merger proposal”).	For ☐	Against ☐	Abstain ☐

2. To approve, on an advisory (non-binding) basis, the executive officer compensation that will or may be paid to SunTrust’s named executive officers in connection with the transactions contemplated by the Merger Agreement.

					For ☐	Against ☐	Abstain ☐

3.	To adjourn the SunTrust special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the SunTrust merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of SunTrust common stock and holders of SunTrust preferred stock.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. – Please date and sign below.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

032P1D

Special Meeting Admission Ticket

Special Meeting of SunTrust Banks, Inc. Shareholders

[    ], 2019 at [    ], Local Time

[    ]

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.

The materials are available at: www.proxydocs.com/STI

Small steps make an impact.
Help the environment by consenting to receive electronic
delivery, sign up at www.investorvote.com/STI

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting – [    ], 2019

The undersigned, having received the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement / Prospectus, hereby appoints Ellen M. Fitzsimmons and L. Allison Dukes, and each of them acting individually, proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock or Preferred Stock, as applicable, of SunTrust Banks, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on [    ], 2019, at [    ], local time, in [    ], and at any adjournments thereof, upon the matters described on the reverse side hereof and in the accompanying Joint Proxy Statement / Prospectus, and upon any other business that may properly come before such Special Meeting or any adjournments thereof, unless otherwise specified herein.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THEN PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” PROPOSALS 1, 2 AND 3. The proxies cannot vote your shares unless you sign and return this card.

NOTICE TO PARTICIPANTS IN THE SUNTRUST BANKS, INC. 401(K) PLAN:

This card also constitutes voting instructions for participants in the SunTrust Banks, Inc. 401(k) Plan (the “Plan”). A participant who signs on the reverse side hereby instructs the trustee of the Plan to vote all of the shares of Common Stock of the Company allocated to the participant’s account in accordance with the instructions on the reverse side. If no instructions have been received from a Plan participant, then the trustee will not vote the shares allocated in the account. Your voting instructions must be received by 1:00 a.m., Eastern Time, on [    ], 2019 to allow sufficient time for processing.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.

∎	+